UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a 6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a‑12

Transocean Ltd.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a‑6(i)(1) and 0‑11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0‑11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0‑11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

Additional Information Concerning the 2020 Annual General Meeting of Shareholders of Transocean Ltd. to be held on May 7, 2020.

Regarding Agenda Item 12 for our Annual General Meeting (“AGM”) of Shareholders to be held on May 7, 2020, the Board of Directors of Transocean Ltd. has agreed to further amend the Transocean Ltd. 2015 Long-Term Incentive Plan (as amended, the “LTIP”) and will formally approve such amendment at its quarterly meeting on May 8, 2020, to (1) prohibit the payment of dividends on unvested restricted shares and (2) remove broad Compensation Committee discretion to treat a “Change of Control” as a specific vesting event. The amended and restated LTIP will be attached to a Current Report on Form 8-K to be filed by the Company promptly after the AGM.